Exhibit 99
Oriental Financial Group First Quarter 2011 Results
SAN JUAN, Puerto Rico, April 29, 2011 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the first quarter ended March 31, 2011.
“Our core banking and wealth management operations continued to perform well during the quarter, and we experienced a strong rebound in net interest income,” said José Rafael Fernández, Vice Chairman of the Board, President and Chief Executive Officer.
“Core retail deposits continued to grow, and we continued to build a good pipeline of quality commercial banking prospects. At the same time, the cost of retail deposits, the total provision for loan and lease losses, and non-interest expenses, all declined, resulting in a 58% increase in net interest income after provision for loan and lease losses and a 120% increase in pre-tax operating income.
“Amid signs that the economy may be stabilizing, and that loan and deposit pricing are becoming more rational, Oriental remains on track to increase its market share this year in the commercial lending business in Puerto Rico.”
1Q11 Financial Summary
•	Pre-tax operating income of $13.1 million increased 4.7% from the year ago quarter and more than doubled from the preceding December 2010 quarter.
•	Income available to common shareholders was $1.9 million, or $0.04 per share. This compares to $10.7 million, or $0.41 per share, in the year ago quarter, and $3.9 million, or $0.08 per share, in the preceding quarter. First quarter 2011 results include an income tax expense of $5.4 million for the re-measurement of the deferred tax asset and a $4.0 million loss on the strategic sale of forward-settled interest rate swaps.
•	Wealth management revenues increased 17.5% year over year, reflecting growth in brokerage and trust, and a successful 2011 Individual Retirement Account campaign. Assets under management grew 35.0% year over year, to $4.0 billion.
•	Banking service revenues increased 136.4% year over year, reflecting Oriental’s expanded and more strategically located branch network. Retail deposits grew 36.7% year over year, to $2.0 billion, while cost of deposits declined to 1.91% from 2.71% in the year ago quarter.
•	Total loans increased 53.1% year over year to $1.7 billion, reflecting the addition of the former Eurobank loan and leasing business, and increases in commercial and consumer loans of 13.5% and 69.0%, respectively.
•	Book value per common share was $14.22 at March 31, 2011 compared to $11.97 at March 31, 2010 and $14.33 at December 31, 2010; total stockholders’ equity was $713.1 million (which reflects approximately $12.5 million in stock repurchases during the first quarter of 2011), compared to $464.2 million and $732.3 million, respectively; and tangible common equity to total assets was 8.92% compared to 6.06% and 9.02%, respectively.

1Q11 Income Statement Analysis
Unless otherwise noted, all comparisons are to the quarter ended December 31, 2010
•	Total interest income increased 7.6%, to $77.9 million, after declining 10.9%, in the preceding quarter. Growth reflects a 21.6% increase in interest income from mortgage backed securities (mainly as result of lower premium amortization based on a slowdown in pre-payments), which more than offset a 5.9% decline from interest income on loans.
•	Total interest expense declined $1.1 million. This reflects lower cost of deposits (1.91% vs. 1.95%) on increased balances of core retail deposits and lower balances of institutional and brokered deposits, and lower cost of borrowings (2.91% vs. 2.95%).
•	Provision for covered loan and lease losses fell 91.3%, or $5.7 million, while there was a minor increase in the provision for non-covered loans and leases.
•	As a result of the above factors, net interest income after provision for loan and lease losses increased 59.1%, or $12.2 million, to $32.8 million, and net interest margin expanded to 2.30% from 1.90%.
•	Total banking and wealth management revenues amounted to $10.5 million, reflecting continued strength in wealth management, banking service and mortgage banking activities.
•	Assets under management, which generate recurring non-interest income, increased 4.3%, or $166.5 million, to $4.0 billion.
•	The results for the quarter included a derivatives loss of $4.0 million from the strategic decision to sell the Company’s former forward-settled swaps and purchase new swaps. Oriental has elected to apply hedge accounting on the new swaps. As a result, any future fluctuations in the valuation of the swaps that meet the hedge effectiveness requirements will be recorded in Other Comprehensive Income.
•	Non-interest expenses fell 2.7%, or $860,000, due to cost control measures. Expenses are expected to rise slightly in the second half of 2011 compared to the first half as Oriental invests in increased brand building marketing and advertising activities.
•	Income tax expense of $6.5 million increased $10.7 million. In the March 2011 quarter, Oriental reduced by approximately $5.4 million its deferred tax asset as a result of the Puerto Rico government lowering in January 2011 the statutory income tax rates to 30% from 39%.
March 31, 2011 Balance Sheet Analysis
Unless otherwise noted, all comparisons are to the amounts as of December 31, 2010
•	Cash of $317.4 million declined $131.5 million, as excess liquidity was partially used to invest in mortgage-backed securities and to repay maturing brokered certificates of deposit.
•	Loan production declined $23.5 million, as Oriental’s enhanced commercial banking team made the strategic decision to focus on developing a larger and higher quality pipeline of new business, with the goal of increasing commercial loan production during the balance of 2011.
•	Core retail deposits increased 0.4% to $2.0 billion, while Oriental strategically reduced institutional and brokered deposits by $95.4 million. Total borrowings declined 0.3% due to a reduction of short-term borrowings.

•	Investment securities of $4.5 billion increased 1.7% or $73.6 million. This reflects a reduction of $112.1 million in the available for sale portfolio, mainly due to the principal repayments received on FNMA and FHLMC certificates, and an increase of $185.6 million in the held to maturity portfolio.
•	Approximately 98% of Oriental’s investment portfolio consists of agency mortgage-backed securities guaranteed or issued by FNMA, FHLMC or GNMA.
1Q11 Credit Quality (Loans Not Covered Under the Shared-Loss Agreements with the FDIC)
•	The allowance of $32.7 million increased 4.1%, or $1.3 million, rising to 2.78% of total non-covered loans and leases versus 2.66% at December 31, 2010. Net credit losses of $2.5 million (0.85% of average loans outstanding) increased approximately $600,000. Non-performing loans of $121.1 million declined 1.4% or $1.7 million, primarily due to loss mitigation efforts on residential mortgage loans.
Share Count and Repurchases
•	Common shares outstanding totaled 45.8 million at March 31, 2011 versus 33.1 million a year ago. The increase reflects a capital raise in the June 2010 quarter related to the FDIC-assisted acquisition of Eurobank, less repurchases during the March 2011 quarter.
•	During the first quarter, Oriental returned approximately $12.5 million to shareholders through its current $30 million share repurchase program, buying back 1.029 million shares, at an average cost of $12.18 per share.
Capital
•	Oriental continues to maintain regulatory capital ratios well above the requirements for a well-capitalized institution. At March 31, 2011, the Leverage Capital Ratio was 9.52%, Tier-1 Risk-Based Capital Ratio was 30.29%, and Total Risk-Based Capital Ratio was 31.57%.
Conference Call
A conference call to discuss Oriental’s results, outlook and related matters will be held today at 10:00 AM Eastern & Puerto Rico Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
Non-GAAP Financial Measures
From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (defined as net interest income, less provision for non-covered loan and lease losses, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.

Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.
Forward-Looking Statements
The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; and (ix) difficulties in combining the operations of any acquired entity. For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2010, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
# # #
Contacts:
Puerto Rico: Marilyn Santiago (msantiago@OrientalFG.com), Oriental Financial Group Inc., (787) 993-4648
U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED
SUMMARY OF OPERATIONS (Dollars in thousands):	31-Mar-11	31-Mar-10%		31-Dec-10
Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC	$17,841	$17,637	1.2%	$18,160
Loans covered under shared-loss agreements with the FDIC	14,226	—	100.0%	15,926
Mortgage-backed securities	43,738	43,594	0.3%	35,977
Investment securities	1,855	9,063	-79.5%	2,205
Short term investments	250	42	495.2%	134

Total interest income	77,910	70,336	10.8%	72,402

Interest Expense:
Deposits	12,214	11,243	8.6%	12,661
Securities sold under agreements to repurchase	24,159	25,285	-4.5%	24,709
Advances from FHLB and other borrowings	3,049	3,012	1.2%	3,101
FDIC-guaranteed term notes	1,021	1,021	0.0%	1,021
Subordinated capital notes	302	298	1.3%	308

Total interest expense	40,745	40,859	-0.3%	41,800

Net interest income	37,165	29,477	26.1%	30,602
Provision for non-covered loan and lease losses	3,800	4,014	-5.3%	3,700
Provision for covered loan and lease losses, net	549	—	100.0%	6,282

Net interest income after provision for loan and lease losses	32,816	25,463	28.9%	20,620

Non-Interest Income:
Wealth management revenues	4,676	3,978	17.5%	4,692
Banking service revenues	3,835	1,622	136.4%	3,805
Mortgage banking activities	1,959	1,797	9.0%	1,999
Investment banking revenues	6	—	100.0%	25

Total banking and wealth management revenues	10,476	7,397	41.6%	10,521
Total loss on other-than-temporarily impaired securities	—	(39,590)	-100.0%	—
Portion of loss on securities recognized in other comprehensive income	—	38,958	-100.0%	—

Other-than-temporary impairments on securities	—	(632)	-100.0%	—
Net gain (loss) on:
Sales of securities	(2)	12,020	-100.0%	(22,775)
Derivatives	(3,968)	(10,636)	-62.7%	22,941
Trading securities	(31)	(3)	933.3%	21
Accretion of FDIC loss-share indemnification asset	1,211	—	100.0%	1,416
Foreclosed real estate	(132)	(117)	12.8%	(241)
Other	(27)	9	-400.0%	4

Total non-interest income, net	7,527	8,038	-6.4%	11,887

Non-Interest Expenses:
Compensation and employee benefits	11,688	8,250	41.7%	11,354
Professional and service fees	5,451	2,153	153.2%	4,939
Occupancy and equipment	4,405	3,594	22.6%	5,073
Insurance	1,985	1,833	8.3%	1,788
Electronic banking charges	1,454	678	114.5%	1,392
Taxes, other than payroll and income taxes	1,380	857	61.0%	1,348
Advertising and business promotion	1,165	699	66.7%	1,639
Loan servicing and clearing expenses	1,021	724	41.0%	512
Foreclosure and repossession expenses	729	302	141.4%	1,311
Communication	397	342	16.1%	656
Directors and investor relations	287	315	-8.9%	365
Printing, postage, stationery and supplies	282	203	38.9%	393
Other	546	443	23.3%	879

Total non-interest expenses	30,790	20,393	51.0%	31,649

Income before income taxes	9,553	13,108	-27.1%	858
Income tax expense (benefit) (includes $5,362 remeasurement of the deferred tax asset for reduction in statutory tax rate for the quarter ended March 31, 2011)	6,472	1,172	452.2%	(4,216)

Net income	3,081	11,936	-74.2%	5,074
Less: Dividends on preferred stock	(1,201)	(1,201)	0.0%	(1,200)

Income available to common shareholders	$1,880	$10,735	-82.5%	$3,874

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED
(Dollars in thousands, except per share data)	31-Mar-11	31-Mar-10%		31-Dec-10
PRE-TAX OPERATING INCOME
Net interest income	$37,165	$29,477	26.1%	$30,602
Less provision for non-covered loan and lease losses	(3,800)	(4,014)	-5.3%	(3,700)
Core non-interest income:
Wealth management revenues	4,676	3,978	17.5%	4,692
Banking service revenues	3,835	1,622	136.4%	3,805
Mortgage banking activities	1,959	1,797	9.0%	1,999
Investment banking revenues	6	—	100.0%	25

Total core non-interest income	10,476	7,397	41.6%	10,521
Less non interest expenses	(30,790)	(20,393)	51.0%	(31,649)

Total Pre-tax operating income	$13,051	$12,467	4.7%	$5,774

INCOME (LOSS) PER COMMON SHARE
Basic	$0.04	$0.42	-90.2%	$0.08

Diluted	$0.04	$0.41	-90.2%	$0.08

COMMON STOCK DATA
Average common shares outstanding and equivalents	46,179	25,932	78.1%	46,433

Cash dividends per share of common stock	$0.05	$0.04	25.2%	$0.05

Cash dividends declared on common shares	$2,269	$1,322	71.7%	$2,320

Pay-out ratio	122.85%	9.64%	1173.8%	60.02%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	0.17%	0.73%	-76.8%	0.28%

Return on average common equity	1.15%	13.39%	-91.4%	2.35%

Equity-to-assets ratio	9.94%	7.13%	39.3%	10.02%

Efficiency ratio	64.63%	55.30%	16.9%	76.96%

Expense ratio	1.26%	0.83%	50.9%	1.31%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.82%	4.50%	7.1%	4.50%
Tax equivalent adjustment	0.93%	1.49%	-37.6%	1.46%

Interest-earning assets — tax equivalent	5.75%	5.99%	-4.0%	5.96%
Interest-bearing liabilities	2.51%	2.88%	-12.8%	2.55%

Tax equivalent interest rate spread	3.24%	3.11%	4.2%	3.41%

Tax equivalent interest rate margin	3.23%	3.37%	-4.2%	3.36%

NORMAL SPREAD
Investments	3.96%	4.13%	-4.1%	3.35%
Loans
Loans not covered under shared-loss agreements with the FDIC	6.09%	6.19%	-1.6%	6.27%
Loans covered under shared-loss agreements with the FDIC	8.61%	—	—	9.06%

	7.00%	6.19%	13.1%	7.32%

Interest-earning assets	4.82%	4.50%	7.1%	4.50%

Deposits	1.91%	2.71%	-29.5%	1.95%

Borrowings
Securities sold under agreements to repurchase	2.79%	2.85%	-2.1%	2.84%
Advances from FHLB and other borrowings	3.79%	3.75%	1.1%	3.78%
FDIC-guaranteed term notes	3.86%	3.70%	4.3%	3.88%
Subordinated capital notes	3.35%	3.30%	1.5%	3.41%

	2.91%	2.95%	-1.4%	2.95%

Interest-bearing liabilities	2.51%	2.88%	-12.8%	2.55%

Interest rate spread	2.31%	1.62%	42.6%	1.95%

Interest rate margin	2.30%	1.89%	21.7%	1.90%

AVERAGE BALANCES
Investments	$4,635,369	$5,106,338	-9.2%	$4,574,376
Loans	1,833,485	1,140,111	60.8%	1,862,265

Interest-earning assets	$6,468,854	$6,246,449	3.6%	$6,436,641

Deposits	$2,560,501	$1,658,924	54.3%	$2,603,713
Borrowings	3,925,939	4,018,051	-2.3%	3,954,446

Interest-bearing liabilities	$6,486,440	$5,676,975	14.3%	$6,558,159

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Mar-11	31-Mar-10%		31-Dec-10
BALANCE SHEET

Cash and cash equivalents	$317,411	$468,081	-32.2%	$448,946

Investments:
Trading securities	1,444	293	392.8%	1,330
Investment securities available-for-sale, at fair value, with amortized cost of $3,562,745 (March 31, 2010 - $4,673,956, December 31, 2010 - $3,661,146):
FNMA and FHLMC certificates	3,187,292	3,277,246	-2.7%	3,282,190
Obligations of US Government sponsored agencies	—	595,501	-100.0%	3,000
Non-agency collateralized mortgage obligations	—	71,197	-100.0%	—
CMO’s issued by US Government sponsored agencies	160,508	248,713	-35.5%	177,804
GNMA certificates	117,710	317,559	-62.9%	127,714
Structured credit investments	45,162	40,090	12.7%	41,693
Puerto Rico Government and agency obligations	67,305	66,513	1.2%	67,663
Other debt securities	9,953	—	100.0%	—

Total investment securities available-for-sale	3,587,930	4,616,819	-22.3%	3,700,064

FNMA and FHLMC certificates held-to-maturity, at amortized cost, with fair value of $855,816 (December 31, 2010 - $675,721)	875,494	—	100.0%	689,917
Federal Home Loan Bank (FHLB) stock, at cost	22,496	19,937	12.8%	22,496
Other investments	150	150	0.0%	150

Total investments	4,487,514	4,637,199	-3.2%	4,413,957

Securities sold but not yet delivered	—	116,747	-100.0%	—

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	861,602	906,282	-4.9%	872,482
Commercial	231,288	203,739	13.5%	234,992
Leasing	13,763	—	100.0%	10,257
Consumer	38,788	22,954	69.0%	35,912

Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,145,441	1,132,975	1.1%	1,153,643
Less: Deferred loan fees, net	(4,390)	(3,504)	25.3%	(4,354)

Total loans receivable not covered under shared-loss agreements with the FDIC	1,141,051	1,129,471	1.0%	1,149,289
Allowance for loan and lease losses on non-covered loans	(32,727)	(25,977)	26.0%	(31,430)

Loans receivable, net	1,108,324	1,103,494	0.4%	1,117,859
Mortgage loans held for sale	34,216	27,785	23.1%	33,979

Total loans not covered under shared-loss agreements with the FDIC, net	1,142,540	1,131,279	1.0%	1,151,838

Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	161,145	—	100.0%	166,865
Construction and development secured by 1-4 family residential properties	16,516	—	100.0%	17,253
Commercial and other construction	378,961	—	100.0%	388,261
Leasing	69,630	—	100.0%	79,093
Consumer	17,140	—	100.0%	18,546

Loans covered under shared-loss agreements with the FDIC	643,392	—	100.0%	670,018
Allowance for loan and lease losses on covered loans	(53,480)	—	-100.0%	(49,286)

Loans covered under shared-loss agreements with the FDIC, net	589,912	—	100.0%	620,732

Total loans, net	1,732,452	1,131,279	53.1%	1,772,570

FDIC shared-loss indemnification asset	436,889	—	100.0%	471,872
Foreclosed real estate covered under shared-loss agreements with the FDIC	17,302	—	100.0%	15,962
Foreclosed real estate not covered under shared-loss agreements with the FDIC	12,793	9,918	29.0%	11,969
Other repossessed assets covered under shared-loss agreements with the FDIC	2,503	—	100.0%	2,350
Core deposit intangible	1,292	—	100.0%	1,328
Accrued interest receivable	28,634	37,100	-22.8%	28,716
Deferred tax asset, net	30,404	32,186	-5.5%	30,350
Prepaid FDIC Insurance	15,173	20,996	-27.7%	16,796
Premises and equipment, net	23,353	18,571	25.7%	23,941
Other prepaid expenses	8,133	3,496	132.6%	7,897
Derivative asset	7,203	49	100.0%	11,023
Servicing asset	9,963	7,569	31.6%	9,695
Mortgage tax credits	3,105	3,819	-18.7%	3,432
Debt issuance costs	1,991	3,223	-38.2%	2,299
Goodwill	3,662	2,006	82.6%	3,662
Investment in statutory trust	1,086	1,086	0.0%	1,086
Investment in equity indexed options	11,764	7,875	49.4%	9,870
Investment in swap options	7,804	—	100.0%	7,422
Accounts receivable and other assets	15,698	7,320	114.5%	15,877

Total assets	$7,176,129	$6,508,520	10.3%	$7,311,020

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Mar-11	31-Mar-10%		31-Dec-10
Deposits:
Non-interest bearing demand deposits	$175,679	$90,925	93.2%	$170,705
Interest-bearing savings and demand deposits	1,012,710	747,504	35.5%	1,019,539
Individual retirement accounts	358,688	321,189	11.7%	361,972
Retail certificates of deposit	490,313	330,641	48.3%	477,180

Total Retail Deposits	2,037,390	1,490,259	36.7%	2,029,396
Institutional deposits	242,379	181,194	33.8%	281,444
Brokered Deposits	221,703	144,879	53.0%	278,048

Total deposits	2,501,472	1,816,332	37.7%	2,588,888

Borrowings:
Short-term borrowings	32,335	37,953	-14.8%	42,470
Securities sold under agreements to repurchase	3,456,605	3,557,149	-2.8%	3,456,781
Advances from FHLB	281,687	281,687	0.0%	281,753
FDIC-guaranteed term notes	105,112	105,112	0.0%	105,834
Subordinated capital notes	36,083	36,083	0.0%	36,083

Total borrowings	3,911,822	4,017,984	-2.6%	3,922,921

Total interest-bearing liabilities	6,413,294	5,834,316	9.9%	6,511,809

Securities purchased but not yet received	—	171,813	-100.0%	—
FDIC net settlement payable	1,774	—	100.0%	23,082
Accrued expenses and other liabilities	47,933	38,217	25.4%	43,798

Total liabilities	6,463,001	6,044,346	6.9%	6,578,689

Preferred stock	68,000	68,000	0.0%	68,000
Common stock	47,808	34,479	38.7%	47,808
Additional paid-in capital	498,303	299,542	66.4%	498,435
Legal surplus	46,717	46,480	0.5%	46,331
Retained earnings	50,727	85,796	-40.9%	51,502
Treasury stock, at cost	(28,746)	(17,127)	67.8%	(16,732)
Accumulated other comprehensive income (loss), net	30,319	(52,996)	-157.2%	36,987

Total stockholders’ equity	713,128	464,174	53.6%	732,331

Total liabilities and stockholders’ equity	$7,176,129	$6,508,520	10.3%	$7,311,020

SELECTED FINANCIAL DATA AT PERIOD-END

Common shares outstanding at end of period	45,375	33,103	37.1%	46,349

Book value per common share	$14.22	$11.97	18.8%	$14.33

Tangible book value per common share	$14.11	$11.91	18.5%	$14.23

Trust assets managed	$2,245,158	$1,688,831	32.9%	$2,175,270
Broker-dealer assets gathered	1,792,264	1,301,080	37.8%	1,695,635

Total assets managed	$4,037,422	$2,989,911	35.0%	$3,870,905

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
	31-Mar-11	31-Mar-10%		31-Dec-10
CAPITAL DATA
Leverage capital ratio	9.52%	7.82%	21.7%	9.56%
Leverage capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 capital	$686,202	$518,423	32.4%	$698,836
Tier 1 capital required	$288,462	$265,217	8.8%	$292,449
Excess over regulatory requirement	$397,740	$253,206	57.1%	$406,387

Tier 1 risk-based capital ratio	30.29%	23.55%	28.6%	30.98%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%
Actual tier 1 risk-based capital	$686,202	$518,423	32.4%	$698,836
Tier 1 risk-based capital required	$90,618	$88,069	2.9%	$90,228
Excess over regulatory requirement	$595,584	$430,354	38.4%	$608,608
Risk-weighted assets	$2,265,457	$2,201,715	2.9%	$2,255,691

Total risk-based capital ratio	31.57%	24.73%	27.7%	32.26%
Total risk-based capital ratio required	8.00%	8.00%		8.00%
Actual total risk-based capital	$715,243	$544,400	31.4%	$727,689
Total risk-based capital required	$181,237	$176,137	2.9%	$180,455
Excess over regulatory requirement	$534,006	$368,263	45.0%	$547,234
Risk-weighted assets	$2,265,457	$2,201,715	2.9%	$2,255,691

Tangible common equity to total assets	8.92%	6.06%	47.2%	9.02%
Tangible common equity to total risk-weighted assets	28.26%	17.90%	57.9%	29.23%
Total equity to total assets	9.94%	7.13%	39.4%	10.01%
Total equity to risk-weighted assets	31.48%	21.08%	49.3%	32.47%

Tier 1 common equity	$618,202	$450,423	37.2%	$630,836

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED
(Dollars in thousands)	31-Mar-11	31-Mar-10%		31-Dec-10
Loan Production and Purchases Summary:
Mortgage loans production	$48,166	$52,310	-7.9%	$50,726
Mortgage loans purchased	4,641	3,499	32.6%	6,626

Total mortgage	52,807	55,809	-5.4%	57,352

Commercial	16,643	20,070	-17.1%	34,381
Leasing	4,872	—	100.0%	5,242
Consumer	3,640	2,232	63.1%	4,503

Total loan production and purchases	$77,962	$78,111	-0.2%	$101,478

CREDIT DATA

Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$1,775	$1,096	62.0%	$978
Commercial	272	99	174.7%	488
Consumer	395	115	243.5%	445
Leasing	61	—	—	—

Total net credit losses	$2,503	$1,310	91.1%	$1,911

Net credit losses to average loans outstanding	0.85%	0.46%	85.6%	0.66%

	AS OF
	31-Mar-11	31-Mar-10%		31-Dec-10
Allowance for loan and lease losses on non-covered loans	$32,727	$25,977	26.0%	$31,430

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	2.78%	2.24%	24.1%	2.66%

Allowance for loan and lease losses to non-performing loans	27.02%	23.77%	13.7%	25.59%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$92,403	$92,532	-0.1%	$98,389
Commercial	27,562	16,156	70.6%	23,619
Consumer	777	602	29.1%	761
Leasing	395	—	—	35

Non-performing loans	121,137	109,290	10.8%	122,804
Foreclosed properties	13,390	9,918	35.0%	11,969

Non-performing assets	$134,527	$119,208	12.9%	$134,773

Non-performing loans to:
Total loans, excluding covered loans	10.62%	9.68%	9.7%	10.69%

Total assets, excluding covered assets	1.86%	1.68%	10.7%	1.85%

Total capital	16.99%	23.55%	-27.9%	16.77%

Non-performing assets to total assets, excluding covered assets	2.06%	1.83%	12.6%	2.04%

Non-performing assets to total capital	18.78%	25.68%	-26.9%	18.40%